Exhibit 99.1


                              Attachment to Form 4


                             JOINT FILER INFORMATION



Name and Address:                                 Daniel S. Loeb
                                                  390 Park Avenue
                                                  New York, NY 10022


Date of Event Requiring Statement:                05/04/07
Issuer and Ticker Symbol:                         AEP Industries Inc. (AEPI)
Relationship to Issuer:                           (1)
Designated Filer:                                 Third Point LLC


TABLE I INFORMATION

Title of Security:                                Common Stock
Transaction Date                                  05/04/07
Transaction Code                                  S
Amount of Securities and Price                    300,000 at $44.00 per share
Securities Acquired (A) or Disposed of (D)        D
Amount of Securities Beneficially Owned
     Following Reported Transactions              700,000
Ownership Form:                                   I
Nature of Indirect Beneficial Ownership:          (1)

Title of Security:                                Common Stock
Transaction Date                                  05/07/07
Transaction Code                                  S
Amount of Securities and Price                    3,000 at $44.27 per share
Securities Acquired (A) or Disposed of (D)        D
Amount of Securities Beneficially Owned
     Following Reported Transactions              697,000
Ownership Form:                                   I
Nature of Indirect Beneficial Ownership:          (1)


Signature                                         DANIEL S. LOEB


                                                  By: /s/ Justin Nadler
                                                      --------------------------
                                                      Name:   Justin Nadler
                                                      Title:  Attorney-in-Fact